SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                           SCHEDULE 14A INFORMATION

     Proxy Statement Pursuant to Section 14(a) of the Securities Exchange
                                Act of 1934
                           (Amendment No.        )

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [   ]

Check the appropriate box:

[   ]   Preliminary Proxy Statement
[   ]   Confidential, for Use of the Commission Only (as permitted by
        Rule 14a-6(e) (2))
[ X ]   Definitive Proxy Statement
[   ]   Definitive Additional Materials
[   ]   Soliciting Material Pursuant to Section 240.14a-11(c) or Rule 14a-12

                           PETER KIEWIT SONS', INC.
               (Name of Registrant as Specified in its Charter)

      Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ]   No fee required
[   ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
        0-11.

1)     Title of each class of securities to which transaction applies:

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2)     Aggregate number of securities to which transaction applies:

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3)     Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11*:

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4)     Proposed maximum aggregate value of transaction: --------------------

5)     Total fee paid: -----------------------------------------------------

[   ]   Fee paid previously with preliminary materials.

[   ]   Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1)     Amount previously paid: ---------------------------------------------

2)     Form, Schedule or Registration Statement No.: -----------------------

3)     Filing party: -------------------------------------------------------

4)     Date filed: ---------------------------------------------------------

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*Set forth the amount on which the filing fee is calculated and state how it was determined.






                                          April 29, 2002



Dear PKS Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Peter Kiewit Sons', Inc. (the "Company") to be held at 10:00 a.m. on
Saturday, June 15, 2002, at Kiewit Plaza, Omaha, Nebraska 68131.

     Information concerning the matters to be considered and voted upon at the Annual Meeting is set forth in the attached Notice of Annual Meeting and Proxy Statement. The Company's 2001 Annual Report on Form 10-K is also enclosed for your review and information.

     It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. Therefore, whether or not you plan to attend the Annual Meeting, as soon as possible, please sign, date and return your Proxy in the envelope that has been provided. The execution and delivery of a Proxy will not prevent you from voting your shares in person if you subsequently choose to attend the Annual Meeting.

                                          Sincerely,



                                          /s/ Kenneth E. Stinson
                                          Kenneth E. Stinson
                                          Chairman of the Board








                              PETER KIEWIT SONS', INC.
                                    Kiewit Plaza
                               Omaha, Nebraska 68131

                      NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         To Be Held Saturday, June 15, 2002

To the Stockholders of Peter Kiewit Sons', Inc.:

     The Annual Meeting of Stockholders ("Annual Meeting") of Peter Kiewit Sons', Inc., a Delaware corporation (the "Company"), will be held at Kiewit Plaza, Omaha, Nebraska 68131 at 10:00 a.m. on Saturday, June 15, 2002 for the following purposes:

     1. To elect twelve (12) directors to hold office as specified in the attached Proxy Statement; and

     2. To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

     The Board of Directors has fixed the close of business on April 26, 2002 (the "Record Date") as the record date for the determination of the holders of Common Stock entitled to notice of, and to vote at, the Annual Meeting. Accordingly, only holders of record of Common Stock at the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. No business other than the election of directors is expected to be considered at the Annual Meeting or at any adjournment or postponement thereof. This Notice, the Proxy Statement and the accompanying form of Proxy are first being mailed to Stockholders on or about April 29, 2002.

     The matters to be considered at the Annual Meeting are more fully described in the accompanying Proxy Statement.

     ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, HOWEVER, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE. A POSTAGE PREPAID ENVELOPE IS ENCLOSED FOR THAT PURPOSE. ANY STOCKHOLDER ATTENDING THE ANNUAL MEETING MAY VOTE IN PERSON EVEN IF THAT STOCKHOLDER HAS RETURNED A PROXY.

By Order of the Board of Directors



/s/ Kenneth E. Stinson
Kenneth E. Stinson
Chairman of the Board

April 29, 2002








                            PETER KIEWIT SONS', INC.
                                 Kiewit Plaza
                            Omaha, Nebraska 68131

                                PROXY STATEMENT
                    FOR THE ANNUAL MEETING OF STOCKHOLDERS
                      To Be Held Saturday, June 15, 2002

                      THE MEETING; VOTING AND SOLICITATION

Date, Time and Place of the Annual Meeting

     The annual meeting ("Annual Meeting") of the holders (the
"Stockholders") of the $0.01 par value common stock ("Common Stock") of Peter Kiewit Sons', Inc., a Delaware corporation (the "Company"), will be held on Saturday, June 15, 2002, at 10:00 a.m. local time, at Kiewit Plaza, Omaha, Nebraska 68131.

Purpose of the Annual Meeting

     This Proxy Statement ("Proxy Statement") is being furnished to Stockholders in connection with the solicitation of proxies on behalf of the Board of Directors of the Company (the "Board") to be voted at the Annual Meeting, or any adjournment or postponement thereof, for the purpose of considering the following matters: (a) to elect twelve (12) directors to hold office as specified herein; and (b) to transact such other business as may properly come before the Annual Meeting.

Date of Provision of Proxy Statement

     This Proxy Statement, the Notice of Annual Meeting and the accompanying Proxy are first being mailed to Stockholders on or about April 29, 2002.

Annual Meeting Record Date

     As of April 26, 2002, the record date for the determination of persons entitled to vote at the Annual Meeting (the "Record Date"), there were 29,802,755 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote on each matter to be voted upon by the Stockholders at the Annual Meeting.

Appraisal Rights

     Stockholders will not be entitled to appraisal rights as a result of the matters proposed to be considered at the Annual Meeting.

Voting

     The Company's Restated Certificate of Incorporation (the "Certificate") provides the Stockholders with the option of cumulative voting in any election of directors. A proxy form which provides for cumulative voting will be provided promptly to any Stockholder upon request, by writing the Stock Registrar at Kiewit Plaza, Omaha, Nebraska 68131, or by calling him at (402) 342-2052. Under the cumulative voting method, the number of a Stockholder's shares of Common Stock is first multiplied by the number of directors to be elected. The resulting number of votes may then be voted for a single nominee or distributed among some or all of the nominees. After the voting is closed, the nominees are ranked in order by the number of votes received. The highest ranking nominees are then elected until the number of open directorships is filled.

     The approval of a plurality of the shares of Common Stock present in person or by proxy at the Annual Meeting and entitled to vote is required to elect the nominees as directors, unless cumulative voting is required.

     Stockholders can vote on matters presented at the Annual Meeting by either voting in person or by signing, dating and returning the enclosed Proxy. In the election of directors, the enclosed Proxy may be marked for the election of all, some or none of the nominees for director.

     As of the Record Date, there were 29,802,755 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. The presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares of Common Stock entitled to vote as of the Record Date is required to constitute a quorum at the Annual Meeting. Under applicable Delaware law, abstentions and "non-votes" (that is, proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) will be treated as present for purposes of determining the presence of a quorum at the Annual Meeting. If a quorum should not be present, the Annual Meeting may be adjourned from time to time until the necessary quorum is obtained.

Proxies

     All shares of Common Stock represented by properly executed proxies, which are returned and not revoked, will be voted in accordance with the instructions, if any, given therein. If no instructions are provided in a proxy, it will be voted FOR the Board's nominees for director, and in accordance with the proxy-holders' best judgment as to any other business raised at the Annual Meeting.

     Any Stockholder who delivers a proxy may revoke it at any time before it is voted by delivering to the Secretary of the Company a written statement revoking the proxy, by executing and delivering a later dated proxy or by voting in person at the Annual Meeting.

Solicitation Costs

     The Company will bear its own cost of solicitation of proxies. In addition to the use of the mails, proxies may be solicited by certain directors, officers and other employees of the Company, not specially employed for the purpose, by personal interview, telephone, telegram or e-mail. Such directors, officers and employees will not receive additional compensation for such solicitation but may be reimbursed for out-of-pocket expenses incurred in connection therewith.

                               EXPLANATORY NOTE

     On March 31, 1998, the Company's former parent, Level 3 Communications, Inc., transferred all of the issued and outstanding shares of common stock of Kiewit Construction Group Inc., as well as certain other assets and liabilities related to Level 3 Communications, Inc.'s construction and mining business, which together with such common stock of Kiewit Construction Group Inc. comprised all of the construction and mining business of Level 3 Communications, Inc. (the "Construction Business"), to the Company in exchange for all of the Company's then outstanding shares of Common Stock. Level 3 Communications, Inc. then distributed all of such Common Stock to the holders of its Class C Construction & Mining Group Restricted Redeemable Convertible Exchangeable Common Stock ("Class C Stock"), in exchange for such shares of Class C Stock. In connection with such transactions (collectively, the "Level 3 Transaction"), the Company's name was changed from "PKS Holdings, Inc." to "Peter Kiewit Sons', Inc." and Level 3 Communications, Inc.'s name was changed from "Peter Kiewit Sons', Inc." to "Level 3 Communications, Inc."

                                DIRECTOR NOMINEES

     The Board has determined that twelve (12) directors are to be elected to the Board at the Annual Meeting. All the nominees are current directors of the Company. Each nominee has agreed to serve as a director, if elected. Directors will be elected to serve until the next annual election and until their successors are duly elected and qualified. If any nominee shall, prior to the Annual Meeting, become unavailable for election as a director, the persons named in the Proxy will vote for that nominee, if any, in their discretion as may be recommended by the Board, or the Board may reduce the number of directors to eliminate the vacancy.

     Roy L. Cline, who currently serves as a director, is retiring from the Board upon the expiration of his current term, and will not stand for re-election.

Name                 Business Experience                                  Age
----                 -------------------                                  ---

Mogens C. Bay        Mr. Bay has been a director of the Company since      53
                     March 1999. Mr. Bay has been Chairman of Valmont
                     Industries, Inc. since January 1997 and President and Chief Executive Officer of Valmont Industries,
                     Inc. since August 1993. Mr. Bay is currently also a director of Valmont Industries, Inc., ConAgra, Inc.
                     and Level 3 Communications, Inc. Mr. Bay is also a member of the Compensation Committee, the Audit
                     Committee, and is the Chairman of the Executive
                     Compensation Subcommittee of the Compensation
                     Committee of the Company.

Richard W. Colf      Mr. Colf has been a director of the Company since     58
                     August 1997. Mr. Colf has been an Executive Vice
                     President of the Company since July 1998. Mr. Colf has been an Executive Vice President of Kiewit
                     Pacific Co., a subsidiary of the Company, since
                     September 1998 and was a Senior Vice President of
                     Kiewit Pacific Co. from October 1995 to September
                     1998. Mr. Colf is currently also a director of Kiewit Materials Company. Mr. Colf is also a member of the Executive Committee of the Company.

James Q. Crowe       Mr. Crowe has been a director of the Company since    52
                     August 1997. Mr. Crowe has been the Chief Executive
                     Officer of Level 3 Communications, Inc. since August
                     1997 and President of Level 3 Communications, Inc.
                     from August 1997 to July 2000. Mr. Crowe was
                     Chairman of the Board of MFS Communications Company,
                     Inc. for more than five years prior to December 1997, Chief Executive Officer from November 1991 until
                     December 1997 and was President from January 1988 to June 1989 and from April 1990 until January 1992.
                     Mr. Crowe was Chairman of the Board of MCI
                     WorldCom, Inc. from January 1997 to July 1997.
                     Mr. Crowe is currently also a director of Commonwealth
                     Telephone Enterprises, Inc., RCN Corporation and
                     Level 3 Communications, Inc. Mr. Crowe is also a member of the Compensation Committee of the Company.

Richard Geary        Mr. Geary has been a director of the Company since    67
                     August 1997. Mr. Geary was an Executive Vice
                     President of the Company from August 1997 to July
                     1998. Mr. Geary was an Executive Vice President of
                     Kiewit Construction Group Inc., a subsidiary of the Company, and President of Kiewit Pacific Co., for more than five years prior to August 1997. Mr. Geary is currently also a director of Kiewit Materials Company, Standard Insurance Company, Stancorp Financial Group,
                     David Evans & Associates, Today's Bank, and is a trustee of the Oregon Health Sciences University
                     Foundation.

Bruce E. Grewcock    Mr. Grewcock has been a director of the Company       48
                     since August 1997. Mr. Grewcock has been President and Chief Operating Officer of the Company since
                     December 2000. Mr. Grewcock was an Executive Vice
                     President of the Company from August 1997 to December
                     2000. Mr. Grewcock was the President of Kiewit Western
                     Co., a subsidiary of the Company, from July 1997 to July 1999. Mr. Grewcock was an Executive Vice President of Kiewit Construction Group Inc. from July 1996 to
                     June 1998. Mr. Grewcock is currently also a director of Kiewit Materials Company. Mr. Grewcock is also a member of the Executive Committee of the Company.

William L. Grewcock   Mr. Grewcock has been a director of the Company       76
                     since August 1997. Mr. Grewcock was Vice Chairman of Level 3 Communications, Inc. for more than five years prior to April 1998. Mr. Grewcock is currently also a director of Kiewit Materials Company and Level
                     3 Communications, Inc. Mr. Grewcock is also a member of the Compensation Committee of the Company.

Allan K. Kirkwood    Mr. Kirkwood has been a director of the Company       58
                     since August 1997. Mr. Kirkwood has been an Executive Vice President of the Company since July
                     1998. Mr. Kirkwood has been an Executive Vice President of Kiewit Pacific Co. since September 1998 and was a Senior Vice President of Kiewit Pacific Co. from
                     October 1995 to September 1998. Mr. Kirkwood is also a member of the Executive Committee and is the Chairman of the Audit Committee of the Company.

Michael R. McCarthy  Mr. McCarthy has been a director of the Company       50
                     since June 2001.  Mr. McCarthy has been Chairman of
                     McCarthy Group, Inc. for more than the last five
                     years.  Mr. McCarthy is currently also a director of
                     McCarthy Group, Inc., McCarthy & Co., HDR, Inc.,
                     Election Systems & Software, Inc., Streck
                     Laboratories, Inc., Acceptance Insurance Companies,
                     Inc., and Cabela's Incorporated.   Mr. McCarthy is
                     also a member of the Compensation Committee, the Executive Compensation Subcommittee of the
                     Compensation Committee and the Audit Committee of the Company.

Douglas E. Patterson Mr. Patterson has been a director of the Company      51
                     since June 2001.  Mr. Patterson has been Executive
                     Vice President of the Company since November 2001.
                     Mr. Patterson was President of Gilbert Central Corp., Gilbert Industrial Corporation, and Kiewit
                     Engineering Co., all subsidiaries of the Company, from June 1999 to June 2001. Mr. Patterson was Senior Vice President of Kiewit Construction Company, a subsidiary of the Company, from July 1996 to June 1999. Mr. Patterson is also a member of the Executive Committee of the Company.

Walter Scott, Jr.    Mr. Scott has been a director and Chairman Emeritus   70
                     of the Company since August 1997. Mr. Scott has been the Chairman of the Board of Level 3
                     Communications, Inc. for more than the last five years. Mr. Scott was the Chief Executive Officer of
                     Level 3 Communications, Inc. for more than five years prior to August 1997. Mr. Scott is currently also a director of Berkshire Hathaway Inc., Burlington Resources Inc., MidAmerican Energy Holding
                     Co., Commonwealth Telephone Enterprises, Inc., Kiewit
                     Materials Company, RCN Corporation, Valmont
                     Industries, Inc. and Level 3 Communications, Inc.
                     Mr. Scott is also the Chairman of the Compensation
                     Committee of the Company.

Kenneth E. Stinson   Mr. Stinson has been a director and Chairman of       59
                     the Company since August 1997.  Mr. Stinson has been
                     Chief Executive Officer of the Company since March
                     1998. Mr. Stinson was President of the Company from August 1997 until December 2000. Mr. Stinson has been the Chairman and Chief Executive Officer of Kiewit Construction Group Inc. for more than the last five years. Mr. Stinson was Executive
                     Vice President of Level 3 Communications, Inc.
                     from June 1991 to August 1997. Mr. Stinson is currently also a director of Kiewit Materials
                     Company, ConAgra, Inc., Valmont Industries,
                     Inc. and Level 3 Communications, Inc. Mr. Stinson is also the Chairman of the Executive Committee of the Company.

George B. Toll, Jr.  Mr. Toll has been a director of the Company           65
                     since August 1997. Mr. Toll was an Executive Vice
                     President of the Company from August 1997 to June
                     1999. Mr. Toll was an Executive Vice President of
                     Kiewit Construction Group Inc. from April 1994 to
                     June 1998.

           The Board recommends a vote FOR the nominees identified above.

                      INFORMATION ABOUT THE BOARD OF DIRECTORS
Committees

     The Board has an Audit Committee, a Compensation Committee and an Executive Committee.

     The Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to: (i) the annual financial information to be provided to Stockholders and the United States Securities and Exchange Commission ("SEC"); (ii) the system of internal controls that management has established; and (iii) the internal and external audit process. The current Audit Committee members are Messrs. Kirkwood (Chairman), Bay and McCarthy. Mr. Kirkwood is not considered to be "independent" as defined in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards. The Audit Committee had seven formal meetings in 2001.

     The Compensation Committee determines the compensation of the Chief Executive Officer and reviews the compensation, securities ownership, and benefits of the Company's executive officers. The current Compensation Committee members are Messrs. Scott (Chairman), Bay, Crowe, William Grewcock and McCarthy. The Compensation Committee had one formal meeting in 2001.

     The Compensation Committee has an Executive Compensation Subcommittee. The Executive Compensation Subcommittee reviews and approves or disapproves, all compensation of whatever nature to be paid to the Chief Executive Officer of the Company and the Company's next four highest paid executive officers (the "Named Executive Officers"); establishes and administers performance goals pursuant to the Company's executive bonus plans, if any, adopted pursuant to
Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"); and approves or disapproves, on behalf of the Board, the creation of any new bonus plans for the executive officers of the Company pursuant to Section 162(m) of the Code. The current Executive Compensation Subcommittee members are Messrs. Bay (Chairman) and McCarthy. The Executive Compensation Subcommittee had two formal meetings in 2001.

     The Executive Committee exercises, to the maximum extent permitted by law, all powers of the Board between Board meetings, except those functions assigned to specific committees. The current Executive Committee members are Messrs. Stinson (Chairman), Cline, Colf, Bruce Grewcock, Kirkwood and Patterson. In 2001, the Executive Committee had one formal meeting and acted by written consent in lieu of a meeting on three occasions.

     The Company does not have a nominating committee. The Certificate provides that the incumbent directors may nominate a slate of directors for election at the annual meeting of stockholders. On April 26, 2002, the incumbent directors nominated the slate listed on pages 3-5 of this Proxy Statement.

     In 2001, the Board had six formal meetings and acted by written consent in lieu of a meeting on four occasions. In 2001, no director attended less than 75% of the aggregate of the total number of meetings of the Board and the committees of which he was a member.

     Directors who are employees of the Company or its subsidiaries do not receive directors' fees. Non-employee directors are paid annual directors' fees of $30,000, plus $1,500 for attending each meeting of the Board, $1,200 for attending each meeting of a committee of the Board and $1,500 for attending the Company's annual operations meeting.

Audit Committee Report

     In accordance with its written charter adopted by the Board on March 12, 2001, the Audit Committee of the Board assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, and financial reporting practices of the Company. During 2001, the Chairman of the Audit Committee discussed the interim financial information contained in the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30 with the independent auditors prior to filing such Quarterly Reports with the SEC.

     In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence. The Audit Committee also considered whether the auditors' provision of non-audit services, including financial information systems design and implementation services, to the Company and its affiliates is compatible with the auditors' independence. The Audit Committee also discussed with management, the internal auditors and the independent auditors the quality and the adequacy of the Company's internal controls and the internal audit function's organization, responsibilities, budget, and staffing. The Audit Committee reviewed with both the independent and the internal auditors their audit plans, audit scope, and identification of audit risks.

     The Audit Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees" and, with and without management present, discussed and reviewed the results of the independent auditors' examination of the financial statements. The Audit Committee also discussed the results of the internal audit examinations.

     The Audit Committee reviewed the audited financial statements of the Company, as of and for the fiscal year ended December 29, 2001, with management and the independent auditors. Management has the responsibility for the preparation of the Company's financial statements and the independent auditors have the responsibility for the examination of those statements.

     Based upon the above-mentioned review and discussions with management and the independent auditors, the Audit Committee recommended to the Board that the Company's audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 29, 2001, for filing with the SEC. The Audit Committee also recommended the appointment of KPMG LLP as the Company's independent auditors and the Board concurred in such recommendation.

     The foregoing report has been furnished by the Audit Committee, Messrs. Kirkwood, Bay and McCarthy.

Independent Accountants

     On October 10, 2001, the Company dismissed PricewaterhouseCoopers LLP as its principal independent accountant for the fiscal year ended December 29, 2001 and engaged KPMG LLP, certified public accountants.

     The reports of PricewaterhouseCoopers LLP for the fiscal years ended December 30, 2000 and December 25, 1999 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. In addition, during the fiscal years ended December 30, 2000 and December 25, 1999, and the interim period from December 31, 2000 through October 10, 2001, there have been no disagreements between the Company and PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused it to make reference to the subject matter of the disagreements in connection with its reports on such financial statements of the Company for such years. No event as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K has occurred within the Company's fiscal years ended December 30, 2000 and December 29, 1999, or the period from December 31, 2000 through October 10, 2001.

     The decision to change principal independent accountants was approved by the Company's Audit Committee and Board of Directors.

     Representatives of KPMG LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement and to respond to appropriate questions.

     Audit Fees. Fees for the fiscal year ended December 29, 2001 audit and the review of Forms 10-Q were $68,150 paid to PricewaterhouseCoopers LLP and $361,840 paid to KPMG LLP. $243,450 of the $361,840 paid to KPMG LLP had been billed through December 29, 2001.

     Financial Information Systems Design and Implementation Fees. Neither PricewaterhouseCoopers LLP nor KPMG LLP rendered any services related to information systems design and implementation for the fiscal year ended December 29, 2001.

     All Other Fees. Fees for the fiscal year ended December 29, 2001 for all other services rendered by PricewaterhouseCoopers LLP were $269,932 and fees for the fiscal year ended December 29, 2001 for all other services rendered by KPMG LLP were $37,183.

                              EXECUTIVE COMPENSATION
Summary Compensation Table

     The table below shows the annual compensation of the Named Executive Officers for the periods specified. The Company does not currently have plans under which options, stock appreciation rights, restricted stock awards, long-term incentive compensation, profit sharing, or pension benefits are held by the Named Executive Officers.

                                             Annual Compensation
                               -----------------------------------------------

Name and                                                      Other Annual
Principal Position          Year   Salary($)  Bonus($)(1)  Compensation ($)(2)
----------------------      ----   ---------  -----------   ------------------

Kenneth E. Stinson           2001   736,542     3,500,000         81,361 (3)
Chief Executive Officer      2000   686,556     3,000,000         82,740 (4)
                             1999   656,207     1,500,000        108,965 (5)

Richard W. Colf              2001   345,900       700,000
Executive Vice President     2000   318,700       500,000
                             1999   302,229       250,000

Allan K. Kirkwood            2001   345,900       600,000
Executive Vice President     2000   318,700       600,000
                             1999   300,768       400,000

Bruce E. Grewcock           2001   363,000       550,000
President and               2000   316,600       500,000
Chief Operating Officer      1999   286,145       270,000

Roy L. Cline                 2001   324,212       196,000
Executive Vice President     2000   308,604       300,000
                             1999   295,890       365,000

(1) Bonuses reflect payments made in the specified year with respect to performance in the prior year.

(2) Other Annual Compensation means perquisites and other personal benefits received by each of the Named Executive Officers, if, in the aggregate, in excess of the lesser of $50,000 or 10% of their combined salary and bonus. No Named Executive Officer other than Mr. Stinson received any Other Annual Compensation in excess of the reporting threshold.

(3) In 2001, taxable income in the amount of $61,681 was imputed to Mr. Stinson with respect to the non-business use of corporate aircraft and taxable income in the amount of $19,680 was imputed with respect to his interest-free loan described below.

(4) In 2000, taxable income in the amount of $46,070 was imputed to Mr. Stinson with respect to the non-business use of corporate aircraft and taxable income in the amount of $36,670 was imputed with respect to his interest-free loan described below.

(5) In 1999, taxable income in the amount of $51,535 was imputed to Mr. Stinson with respect to the non-business use of corporate aircraft and taxable income in the amount of $57,430 was imputed with respect to his interest-free loan described below.

Director's Compensation

     During 2001, each of the directors of the Company who were not employed by the Company during 2001 received directors fees consisting of an annual retainer of $30,000 and fees of $1,500 for attending each Board meeting and $1,200 for attending each committee meeting. Non-employee directors also receive $1,500 for attending the Company's annual operations meeting.

Certain Relationships and Related Transactions

     James Q. Crowe, a director of the Company, is the Chief Executive Officer and a director of Level 3 Communications, Inc. Walter Scott, Jr., a director of the Company, is the Chairman of the Board of Level 3 Communications, Inc. Kenneth E. Stinson, the Chief Executive Officer of the Company and the Chairman of the Board of the Company, is a director of Level 3 Communications, Inc. Mogens C. Bay and William L. Grewcock, directors of the Company, are directors of Level 3 Communications, Inc.

     Level 3 Communications, Inc. and Kiewit Engineering Co., a subsidiary of the Company, are parties to various aircraft operating agreements pursuant to which Kiewit Engineering Co. provides Level 3 Communications, Inc. with aircraft maintenance, operations and related services. During 2001, Level 3 Communications, Inc. reimbursed Kiewit Engineering Co. approximately $100,000 in expenses incurred in connection with the operation of Level 3 Communications, Inc.'s aircraft. Level 3 Communications, Inc. also paid Kiewit Engineering Co. a management fee of $6,000.

     Level 3 Communications, Inc. and Kiewit Mining Group Inc. are parties to an amended mine management agreement pursuant to which Kiewit Mining Group Inc. provides mine management and related services for Level 3 Communications, Inc.'s coal mining properties. During 2001, Level 3 Communications, Inc. paid Kiewit Mining Group Inc. approximately $8.8 million in connection with services provided pursuant to such agreement.

     Level 3 Communications, Inc. and Kiewit Construction Company, a subsidiary of the Company, are parties to a contract for the construction of Level 3 Communications, Inc.'s North American Intercity Network. In 2001, Level 3 Communications, Inc. paid Kiewit Construction Company approximately $639 million under this contract. In addition, Level 3 Communications, Inc. retained Kiewit Construction Company as the general contractor for the construction of its campus headquarters facility that was built in Broomfield, Colorado. In 2001, Level 3 Communications, Inc. paid Kiewit Construction Company approximately $31.2 million in connection with such activities.

     In connection with the Level 3 Transaction, the Company and Level 3 Communications, Inc. entered into various agreements intended to implement the Level 3 Transaction, including a separation agreement and a tax sharing agreement, pursuant to which the parties allocated certain liabilities associated with their respective businesses and the costs and other liabilities related to the Level 3 Transaction.

     Elk Mountain Ventures, Inc., a corporation controlled by Mr. Scott, a director of the Company, and Kiewit Engineering Co. are parties to various aircraft operating agreements pursuant to which Kiewit Engineering Co. provides Elk Mountain Ventures, Inc. with aircraft maintenance, operations and related services. During 2001, Elk Mountain Ventures, Inc. reimbursed Kiewit Engineering Co. approximately $750,000 in expenses incurred in connection with the operation of Elk Mountain Ventures Inc.'s aircraft. Elk Mountain Ventures, Inc. also paid Kiewit Engineering Co. a management fee of $46,000. Kiewit Construction Company provided various construction related services to Mr. Scott during 2001. Mr. Scott paid Kiewit Construction Company approximately $13 million in connection with those services. Mr. Scott purchased 1,514,840 Warrants to purchase shares of Common Stock of Level 3 Communications, Inc. from Kiewit Construction Company for $5,000,000. Kiewit Construction Company's acquisition cost of such Warrants was $5,000,000.

     The Company provided the holders of its convertible debentures with interest-free loans in connection with the Level 3 Transaction. The following is a list of directors, nominees for director and executive officers who had outstanding interest-free loans from the Company in excess of $60,000 during 2001, the largest aggregate amount outstanding during 2001 and the amount, if any, currently outstanding: (a) Kenneth E. Stinson -- $400,000 ($0 currently);
(b) Roy L. Cline -- $100,000 ($0 currently); (c) Bruce E. Grewcock -- $100,000 ($0 currently); (d) Allan K. Kirkwood -- $100,000 ($0 currently); (e) Stephen
A. Sharpe -- $100,000 ($0 currently); and (f) Douglas E. Patterson -- $80,000 ($0 currently).

     During 2001, several subsidiaries of the Company purchased equipment manufactured by Valmont Industries, Inc. Mogens C. Bay, a director of the Company, is the Chairman, President and Chief Executive Officer of Valmont Industries, Inc. The aggregate purchase price for such equipment was approximately $217,000.

     Bruce E. Grewcock, the President and Chief Operating Officer and a director of the Company, is the son of William L. Grewcock, a director of the Company. Mr. William L. Grewcock purchased 1,514,840 Warrants to purchase shares of Common Stock of Level 3 Communications, Inc. from Kiewit Construction Company for $5,000,000. Kiewit Construction Company's acquisition cost of such Warrants was $5,000,000.

     The Company believes that the fees paid in each of the transactions described above approximate the fair market value for the services rendered.

Compensation Committee Interlocks and Insider Participation

     The Compensation Committee consists of Messrs. Bay, Crowe, William Grewcock, McCarthy and Scott. Messrs. Scott and William Grewcock were employees of the Company during the year ended December 29, 2001. Messrs. Scott, William Grewcock and Crowe were formerly officers of the Company or its subsidiaries.

     A corporation controlled by Mr. Scott paid Kiewit Engineering Co., for certain aircraft related expenses in 2001. Mr. Scott also paid a subsidiary of the Company for various construction related services and purchased certain assets from a subsidiary of the Company. In 2001, Level 3 Communications, Inc. paid several subsidiaries of the Company for the construction of its North American Intercity Network and campus headquarters facilities and for certain mine management and aircraft related services. See "Certain Relationships and Related Transactions".

     During 2001, several subsidiaries of the Company purchased equipment from Valmont Industries, Inc. See "Certain Relationships and Related
Transactions".

     Mr. William L. Grewcock purchased certain assets from a subsidiary of the Company. See "Certain Relationships and Related Transactions".

     Mr. Stinson, the Chief Executive Officer and Chairman of the Board of the Company, is a director of Valmont Industries, Inc. and Level 3 Communications, Inc. Mr. Bay, a director of the Company, is the Chairman, President and Chief Executive Officer of Valmont Industries, Inc. Mr. Crowe and Mr. Scott, directors of the Company, are the Chief Executive Officer, and the Chairman of the Board, respectively, of Level 3 Communications, Inc. Mr. William L. Grewcock, a director of the Company, is a director of Level 3 Communications, Inc.

Executive Compensation Subcommittee Report

     The Executive Compensation Subcommittee is composed entirely of "outside" directors as defined in Section 162(m) of the Code. This
Subcommittee is responsible for reviewing and approving, on an annual basis, all compensation of whatever nature to be paid to the Named Executive Officers.

     The objectives of the Company's executive compensation program are to (a) support the achievement of desired Company performance, (b) provide compensation that will attract and retain superior talent, (c) reward performance, and (d) align the executive officers' interests with the success of the Company by placing a portion of total compensation at risk. The executive compensation program has two elements: salaries and bonuses. The program provides base salaries which are intended to be competitive with salaries provided by other comparable companies. Bonuses are the vehicle by which executive officers can earn additional compensation depending on individual, business unit, and Company performance, subject to the Bonus Plan.

     In 1999 the Board adopted, and the shareholders approved, the Peter Kiewit Sons', Inc. 1999 Bonus Plan (the "Bonus Plan") which remains in effect for 2001. The Executive Compensation Subcommittee has determined that for 2001, the Performance Goals under the Bonus Plan have been met and that maximum bonus amounts have been established. The Executive Compensation Subcommittee uses its discretion to set executive compensation at levels warranted in its judgment by external, internal, or individual's circumstances.

     In recognition of Mr. Stinson's contributions to the Company's performance in 2001, the Executive Compensation Subcommittee has approved a salary increase from $750,000 to $775,000, effective April 1, 2002 and a bonus of $4,000,000, payable in 2002. A number of factors were considered in setting Mr. Stinson's compensation. These factors included meeting the Bonus Plan Performance Goals for 2001, the Company's overall performance, the increase in the Company's stock formula price, as well as Mr. Stinson's personal effort and accomplishments in managing the Company and its businesses. After considering all of the factors, the Executive Compensation Subcommittee felt the approved compensation was well within a reasonable range.

     The foregoing report has been furnished by the Executive Compensation Subcommittee, Messrs. Bay and McCarthy.

Performance Graph

     The Company's Common Stock is not publicly traded. The Company's Certificate contains a formula pursuant to which the Common Stock is valued. As a result of the Level 3 Transaction, the Construction Business was distributed to the Company. Level 3 Communications, Inc.'s former Class C Stock was linked to the performance of the Construction Business, and was valued pursuant to a formula specified in Level 3 Communications, Inc.'s restated certificate of incorporation (the "Level 3 Certificate"). Consequently, for presentation purposes, the graph below compares the cumulative total return (stock appreciation plus reinvested dividends) of Level 3 Communications Inc.'s Class C Stock for the one-year period 1997, and the Company's Common Stock for the four-year period 1998 through 2001 (referred to in the graph collectively as "Construction Stock"), with the Standard and Poors' Composite 500 Index and the Dow Jones Heavy Construction Index -U.S.

     Pursuant to the Level 3 Certificate and the Certificate, for all periods presented in the graph below, the Construction Stock was valued at the formula value determined by the Level 3 Certificate or the Certificate, as the case may be, at the end of its fiscal year, reduced by dividends declared during the following year. For purposes of the graph, it has been assumed that dividends were immediately reinvested in additional shares of Construction Stock, although such reinvestment was not permitted in actual practice. Although Level 3 Communications, Inc.'s and the Company's fiscal years ended on the last Saturday in December, the Construction Stock is compared against indexes which assume a fiscal year ending December 31.

     On September 30, 2000, the Company distributed all of the shares of common stock of its former subsidiary, Kiewit Materials Company, it then held to Stockholders in a Spin-off (the "Materials Transaction"). In the Materials Transaction, each Stockholder received one share of common stock of Kiewit Materials Company ("Materials Stock") for each share of Common Stock they held on the record date for the Materials Transaction. Prior to the Materials Transaction, the Company also completed a share exchange offer and debenture exchange offer, pursuant to which holders of Common Stock and the Company's convertible debentures exchanged shares of Common Stock and the Company's convertible debentures for shares of Materials Stock, Kiewit Materials Company convertible debentures and reduced principal amount convertible debentures of the Company. As a result of the Materials Transaction, the Company and Kiewit Materials Company now operate as two separate independent companies. For purposes of the graph, the book value of the Materials Stock on the date of the Materials Transaction ($7.14) was deducted from the formula value of the Common Stock on January 1, 2000 to determine the return on the Common Stock for the period December 31, 1999 through December 31, 2000.

     The graph assumes that the value of the investment was $100 on December 31, 1996, and that all dividends and other distributions were reinvested.

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG THE CONSTRUCTION STOCK, THE S&P 500 INDEX AND THE DOW JONES HEAVY CONSTRUCTION INDEX-U.S.

                                 [INSERT GRAPH]

                                        1996   1997   1998   1999   2000   2001
-------------------------------------------------------------------------------
Construction Stock                      100    130    166    222    297    373
S&P 500 Index                           100    133    171    208    189    166
Dow Jones Heavy Construction Index-US   100     75     90     96    113    118





                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The table below shows information about the ownership of Common Stock as of April 26, 2002, by the Company's directors, nominees for director, the Named Executive Officers and each person who beneficially owns more than 5 percent of the Common Stock. The table also shows the ownership of Common Stock by all of the directors and executive officers as a group as of such date.

                                     Number of Shares
        Name                        Beneficially Owned       Percent of Shares
--------------------------        ----------------------    -------------------
Kenneth E. Stinson (1)                   2,770,968                 9.3%
Richard W. Colf (2)                      1,715,960                 5.8%
Allan K. Kirkwood                        1,257,664                 4.2%
Bruce E. Grewcock                          971,336                 3.3%
Roy L. Cline                               583,416                 2.0%
Douglas E. Patterson                       558,844                 1.9%
Walter Scott, Jr.                          200,000                  *
George B. Toll, Jr.                         10,000                  *
William L Grewcock                           8,192                  *
Mogens C. Bay                                7,000                  *
James Q. Crowe                               7,000                  *
Michael R. McCarthy                          3,000                  *
Richard Geary                                    0                  *
Directors and Executive Officers
as a Group (22 Individuals)              8,717,148                29.2%
-------------------------------------
*     Less than 1%.

(1)  Mr. Stinson's address is c/o Kiewit Plaza, Omaha, Nebraska 68131.

(2) Mr. Colf's address is c/o 2200 Columbia House Blvd., Vancouver, Washington 98661.

                                  OTHER INFORMATION

Other Matters

     It is not anticipated that any matters other than those described in this Proxy Statement will be brought before the Annual Meeting. If any other matters are presented, however, it is the intention of the persons named in the Proxy to vote the Proxy in accordance with the discretion of the persons named in the Proxy
..
Stockholder Proposals

     Any proposal which a Stockholder intends to present at the 2003 Annual Meeting must be received by the Company on or before March 12, 2003 and by December 27, 2002 to be included in the proxy material of the Company relating to such meeting. In addition, if the Stockholder wishes to nominate one or more persons for election as a director, such Stockholder must comply with additional provisions as set forth in the Company's By-Laws. Generally, a Stockholder must give timely notice to the Secretary of the Company. To be timely, such notice must be received by the Company at its principal executive offices not less than sixty days prior to the meeting. The By-Laws specify the information which must accompany such Stockholder notice, including the provision of certain information with respect to the persons nominated for election as directors and any information relating to the Stockholder that would be required to be disclosed in a proxy filing. Details of the provision of the By-Laws may be obtained by any Stockholder from the Secretary of the Company. Any such proposals should be directed to the Secretary, Peter Kiewit Sons', Inc., Kiewit Plaza, Omaha, Nebraska 68131.


Section 16(a) Beneficial Ownership Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and persons who own more than 10% of the Common Stock to file reports of ownership and changes in ownership with the SEC. SEC Regulations require the Company to identify anyone who filed a required report late during the most recent fiscal year. The Company undertakes to make such filings for its directors and executive officers and in 2001 inadvertently filed an executive officer's initial statement of beneficial ownership report relating to his appointment to the Company approximately one month late.

Annual Report

     The Company is mailing to each Stockholder, along with this Proxy Statement, a copy of its annual report. The Company's annual report is its Form 10-K for the fiscal year ending December 29, 2001, as filed with the SEC.

     THE COMPANY WILL FURNISH WITHOUT CHARGE UPON THE WRITTEN REQUEST OF A STOCKHOLDER A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES, AND EXHIBITS, FILED WITH THE SEC. WRITTEN REQUESTS SHOULD BE ADDRESSED TO THE STOCK REGISTRAR AT KIEWIT PLAZA, OMAHA, NEBRASKA 68131.

                                             PETER KIEWIT SONS', INC.
                                             April 29, 2002












                          PETER KIEWIT SONS', INC.
                PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR
             THE ANNUAL MEETING OF STOCKHOLDERS, JUNE 15, 2002

                                    PROXY

The undersigned hereby appoints Douglas A. Obermier and Gregory M. Broz, or either of them or their substitutes, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of Peter Kiewit Sons', Inc. held of record by the undersigned at the close of business on April 26, 2002, at the Annual Meeting of Stockholders to be held June 15, 2002, or any adjournment or postponement thereof. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR the Board's nominees for director. TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, SIGN AND DATE THIS PROXY AND RETURN IT AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.

Proposal 1: Election of Directors

To elect the twelve (12) nominees specified as follows as Directors:

Mogens C. Bay        Bruce E. Grewcock        Douglas E. Patterson
Richard W. Colf      William L. Grewcock      Walter Scott, Jr.
James Q. Crowe       Allan K. Kirkwood        Kenneth E. Stinson
Richard Geary        Michael R. McCarthy      George B. Toll, Jr.


                 ----  FOR              ----  WITHHOLD
                 all nominees           authority to vote
                 listed (except)        for all nominees
                 as otherwise
                 specified below)



Instruction: To withhold authority to vote for any individual nominee(s), write the name(s) of the nominee(s) on the lines below.

          -------------------------------------------------

          -------------------------------------------------


                                 Please sign exactly as name appears below.
                                 [Name of Shareholder]



------------------                ----------------------------------------
Date                              Signature

        PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE
                              ENCLOSED ENVELOPE.